UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2015

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 674-4529

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events

On November 4, 2015, Dimitrios S. Goulielmos (the "Seller"), a resident of Greece and Chief Executive Officer and a director of Cosmos Holdings Inc. (the "Company"), entered into a Stock Purchase Agreement (the "SPA") with Grigorios Siokas (the "Buyer"), a resident of Greece. Pursuant to the SPA, the Seller sold to the Buyer 95,000,000 of the 100,000,000 Common Shares of the Company owned by the Seller. The purchase price for the shares was $1.00. The Seller foregave and released the Company and Sky Pharm S.A., Amplerissimo Ltd. ("Sky Pharm"), the Company's subsidiary, from all claims, in exchange for the Buyer's payment of various obligations of the Company, except for the repayment of €200,000 Euro that was loaned by the Seller to Sky Pharm.

Item 9.01 Financial Statutes and Exhibits

10.1	Stock Purchase Agreement dated November 4, 2015 by and between Grigorios Siokas and Dimitrios S. Goulielmos.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: November 9, 2015	By:	/s/ Dimitrios Goulielmos
Dimitrios Goulielmos
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of November 4, 2015, by and between Dimitrios Goulielmos and Grigorios Siokas.

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